UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

SUGARMADE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23446	94-300888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1536 Newell Ave Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888)747-6233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2013, Sugarmade, Inc. (the "Company") completed a series of negotiations with various holders of its Convertible Notes (“Notes”). As a result, the due date for all payments relative to the following Notes were extended as follows:

- Note dated August 17, 2012 for $25,000 was extended to May 7, 2014

- Note dated August 24, 2012 for $25,000 was extended to February 22, 2014

- Note dated September 9, 2012 for $40,000 was extended to June 9, 2014

- Note dated September 13, 2012 for $50,000 was extended to March 15, 2014

- Note dated September 18, 2012 for $25,000 was extended to June 18, 2014

- Note dated September 18, 2012 for $25,000 was extended to June 18, 2014

- Note dated September 18, 2012 for $25,000 was extended to June 18, 2014. At the time of agreeing to the Note extension, the Note holder, Kevin Kearney, was a Director of the Company. Mr. Kearney has since resigned as a Director.

- Note dated October 31, 2012 for $25,000 was extended to July 31, 2014

- Note dated November 27, 2012 for $100,000 was extended to January 31, 2014. The owner of this Note, Jonathan Leong, is a Director of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 19, 2013, Scott Lantz resigned as the President and a member of the Board of Directors, and Sandy Salzberg resigned from the Board of Directors of the Company.  The resignations were not the result of any disagreements with the Company.

Effective September 10, 2013, Kevin Kearney resigned from the Board of Directors of the Company.  The resignation was not the result of any disagreements with the Company.

Effective September 10, 2013, the Board of Directors of the Company appointed Jim Kong to the Board of Directors to fill the vacancy created by the resignation of Mr. Kearney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: September 12, 2013	By:	/s/ Clifton Kuok Wai Leung
Name: Clifton Kuok Wai Leung
Title: Chief Executive Officer